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                                                                    EXHIBIT 11.1


                  MONARCH DENTAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                  (Dollars in thousands, except per share data)

                                                                        Year Ended December 31,
                                                                       ------------------------
                                                                          1997           1996
                                                                       ---------         ------
Income before extraordinary item                                       $   2,135         $  675
Extraordinary loss, net of applicable tax benefit                           (264)            --
                                                                       ---------         ------
Net income                                                             $   1,871         $  675
                                                                       =========         ======


Weighted average common shares outstanding                                 6,369          2,846
Weighted average common equivalent shares outstanding                      1,977          2,231
                                                                       ---------         ------
Weighted average common and common equivalent shares
  outstanding                                                              8,346          5,077
                                                                       =========         ======

NET INCOME PER COMMON SHARE:
Income before extraordinary item                                       $    0.34         $ 0.24
Extraordinary item                                                         (0.05)            --
                                                                       ---------         ------
Net income                                                             $    0.29         $ 0.24
                                                                       =========         ======


NET INCOME PER SHARE - ASSUMING DILUTION:
Income before extraordinary item                                       $    0.26         $ 0.13
Extraordinary item                                                         (0.04)            --
                                                                       ---------         ------
Net income                                                             $    0.22         $ 0.13
                                                                       =========         ======